Exhibit 10.3

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is by and between DIRECT WIRELESS COMMUNICATIONS, INC., a Texas public corporation with an address at 2068 N. Valley Mills Dr., Waco, Texas 76710 (hereinafter referred to as "Employer"), and Stephen Barnhill, with an address at 2 Springfield Place, Savannah, Georgia 31411 hereinafter referred to as "Employee").

         WHEREAS, Employer has purchased Barnhill Group, LLC which was the previous employer of Employee; and

         WHEREAS, Employer desires to continue to employ Employee and Employee desires to continue such employment in accordance with the terms and conditions herein; and

         WHEREAS, Employee represents and warrants to Employer that he is not party to any contract which Employee will be breaching by entering into this Agreement or which restricts in any way Employee's ability to accept employment with Employer: and

         WHEREAS, Employer would not enter into this Agreement with Employee but for the foregoing representation and warranty by Employee.

NOW, THEREFORE, for and in consideration of the mutual benefits to be gained by the performance thereof, the parties hereto agree as follows:

1.       EMPLOYMENT/TERM

         Employer hereby employs Employee and Employee hereby accepts employment with Employer under the terms and conditions specified in this Agreement.

         Employment of Employee pursuant to the terms of this Agreement in the position of President will commence on the 15th day of September 2003 and will continue for a period of five (5) years unless earlier terminated as further set forth herein.

2.       TITLE AND DUTIES

         2.1 Employee shall have the title of President. The general duties to be performed by Employee shall include:

         a. Authority over and responsibility for all medical, scientific research and development issues including without limitation, research projects, budgets with respect to such projects, hiring and firing of all scientific and medical employees, strategic direction and strategic alliance (in conjunction with the board of directors of Employer), patents, presentations and publications;


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         b. Authority over all research and medical personnel.

         c. Those additional duties assigned to Employee from time to time by the board of directors of Employer;

         d. To regularly, promptly and fully report to the board of directors of Employer or to any person duly authorized by the Employer to receive such reports as to the performance of Employee's duties and as to the business and affairs of the Employee which may come to Employee's knowledge, and all business opportunities and activities.

         e. Employee shall devote his full time to the performance of his duties and the business of Employer and shall work exclusively for Employer during the term of this Agreement utilizing Employee's best efforts.

         2.2 Mobility and Flexibility - The Employer reserves the right to change Employee's job description, job title, work schedule and the location of employment at its discretion upon reasonable notice from the Employer. Notwithstanding the foregoing, the Employee's location of employment shall remain in Savannah, Georgia.

         2.3 Hours - Employee shall be expected to work such hours as reasonable and necessary to comply with workload demands.

3.      COMPENSATION

         3.1 Salary - Employer shall pay Employee base gross salary at the rate of $25,000 per month, payable in accordance with Employer's customary payment policy. The first three months of gross salary includes sufficient money for Employee to put together an initial management team for the benefit of Employer.

         3.2 Reimbursement of Expenses - Employee shall be reimbursed by Employer for reasonable and necessary business expenses incurred in connection with Employee's performance of his duties. Reimbursement is subject to the submission of expenses in a timely manner with appropriate supporting documentation, and subject to compliance with the Employer's standard reimbursement policy.

         3.3 Other Benefits and Duties - Employee will be entitled to the following additional benefits: These benefits may be adjusted from time to time at the Employers discretion.

                  (a) Incentive Stock Option Plan - Employee will be eligible to
                  participate   in  an   Incentive   Stock   Option   Plan  upon
                  establishment of same by the board of directors; and

                  (b) Other Benefits- Employee will be eligible to such other benefits applicable to Employee, which are implemented from time to time by the board of directors, provided that the rights to such benefits are not contractual and are subject to modification by Employer at any time, although such modifications shall apply prospectively.


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         3.4  Vacation - Employee  shall be  entitled to 10 paid  vacation  days during the calendar year from January 1 to December 31. For employment periods of less than one calendar year, vacation days shall accrue at the rate of 0.83 days per month of employment. All vacation must be taken by December 31 in the calendar year in which such vacation is earned.

         3.5 Public holidays - Employee shall also be entitled to all "public holidays," as that term is generally defined.

         3.6 Taxes - Employer shall withhold from Employee's compensation all applicable income taxes, social security and Medicare costs that Employer is required to withhold.

4.      TERM AND TERMINATION OF EMPLOYMENT; SUSPENSION

         4.1 Termination for Cause - This Agreement may be terminated without prior written notice by Employer for cause, if Employee has (i) committed an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with Employer; (ii) violated the provisions of any one of the covenants herein or of any rules and regulations generally applicable to Employer's employees; (iii) committed an intentional breach of fiduciary duty resulting in personal gain or personal enrichment at the expense of the Employer to which the Employee is not legally entitled; (iv) been convicted of, or entered a plea of guilty to or nolo contendere to any felony;
(v) intentionally failed to perform material stated duties; (vi) during any ninety (90) consecutive day period, failed for a material period of time to perform material duties of his position on a substantially full time basis by reason of a disability as defined by 29C.F.R.ss. 1630.2(g)(1), and Employee cannot perform the essential functions of his position with reasonable accommodation, (vii) habitually neglected his duties, (viii) made or given a false statement or document to the Employer about his experience, education, training, ability, or competence; (ix) refused to obey all lawful orders or carry out tasks given, or directed by the Employer or any person duly authorized by the Employer, (x) failed to observe safety procedures or regulations laid down by the Employer or by any person duly authorized by the Employer, or (xi) engaged in behavior which seriously detracts from the efficient working or social well being of other employees.

         4.2 Rights on Termination for Cause - If this Agreement is terminated for Cause as defined in Section 4.1, then Employer shall make on the date of termination a lump sum payment for accrued unpaid wages and accrued unpaid vacation pay, less any amounts which Employee owes to Employer and which Employee hereby authorizes shall be offset against amounts owed to him by Employer. Upon such termination, Employee shall waive his/her right to further compensation, and shall have a duty to seek other employment in mitigation of the loss of employment.


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         4.3  Rights on  Termination  "at  will" - If  Employee  terminates  the
Agreement, then Employee shall receive the benefits applicable under Section 4.2 above. If Employer terminates, other than for Cause, then the Company will, in addition to the benefits applicable under Section 4.3, give 2 weeks notice of termination, or in the Company's sole discretion, 2 weeks wages in lieu of notice. Apart from the benefits provided hereunder, upon such termination, Employee shall waive his/her right to further compensation, and shall have a duty to seek other employment in mitigation of the loss of employment.

5.      ASSIGNMENT

         This Agreement may not be assigned in whole or in part by Employee, but is personal to Employee and will terminate as a matter of law upon Employee's death, if not terminated earlier pursuant to Article 4. This Agreement is assignable by Employer, but only in connection with the sale of the Employer's business.

6. NON-COMPETITION AND PROTECTION OF CONFIDENTIAL INFORMATION BY EMPLOYEE; INTELLECTUAL PROPERTY

         6.1 During Employment - While employed by Employer, Employee shall not directly or indirectly as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business in competition with the business of Employer or take any action inconsistent with his confidential and fiduciary relationship with Employer.

         6.2 Subsequent to Employment - In consideration for Employer's employment of Employee pursuant to the terms of this Agreement. Employee agrees that upon termination of employment, for any reason, Employee shall not, directly or indirectly, enter into or engage in direct or indirect competition with Employer in Texas, Georgia or California, where Employer conducts business, as a partner, joint venturer, director, officer, employee, agent, consultant, owner or shareholder of a competing business for a period of 12 months thereafter. Employee acknowledges that Employer would not have employed Employee in the position and with the compensation and benefits provided Employee hereunder, but for Employee's agreement to this covenant. The parties expressly intend to enter into a binding and enforceable covenant not to compete. If the scope of this covenant as written is subsequently found to be broader than is permitted by the Governing Law, then the covenant shall be deemed binding and enforceable to the maximum extent then allowed by the Governing Law.

         6.3 Confidential Information - Employee acknowledges that during employment with Employer, he will be privy to, make use of, acquire and/or add to confidential information which is closely guarded and valued by Employer and to which Employee would not have access but for employment with Employer. Such confidential information includes, but is not limited to, Employer's trade secrets, systems, procedures, manuals, computer software, customer lists (which are deemed for all purposes confidential and proprietary), vendor list, product list and price list. As a material inducement to Employer to employ Employee, to grant Employee access to Employer's confidential information, and to pay Employee the compensation stated herein, Employee covenants that he shall not, at any time during or following the termination of employment or this Agreement, directly or indirectly, use, divulge or disclose for any purpose whatsoever, other than within the scope of employment by Employer, any confidential information that has been obtained by, or disclosed to, Employee as a result of or during employment with Employer. Employee will not make or possess without authority copies of documents, papers or other media on which any confidential information about the Employer or any of its affiliated companies is recorded. On termination of employment for any reason, Employee shall deliver to the Employer all such documents, papers or other media together with all copies thereof. Confidential information shall not include, and the restrictions herein, shall not apply to information, which is already in the public domain through no fault of Employee. If Employee receives a court subpoena, which seeks Employer's confidential information, Employee shall promptly notify Employer of the subpoena and give the Employer the opportunity to challenge the subpoena, but if Employer does not do so, Employee shall have no duty to disobey the subpoena.


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         6.4 Intellectual Property.

         (a) Ownership - Employee hereby assigns to Employer all right, title and interest in and to any and all improvements, processes, systems, inventions, designs, and discoveries heretofore made by Employee, either alone or jointly with others, related in any way to the business of Employer. If, during the period of Employee's employment, Employee either alone or jointly with others, makes any improvement, process, system, invention, design or discovery, including any registered or unregistered copyrights, service or trade marks, patents (together "Inventions") capable of use in connection with any business of the Employer or of any subsidiary or [associated] affiliated company of the Employer, such Invention shall be and remain the property of the Employer (whether registered or not) and accordingly Employee hereby assigns to the Employer any rights Employee may have in such Inventions. Upon making any Invention, Employee will immediately communicate all information concerning the same to the Employer. If so requested, at the Employer's expense but without receiving additional payment, Employee will assist the Employer in obtaining Letters Patent, Trademark or Copyright Registrations, or any other protection desired by the Employer in respect of any such Invention and, at the expense of the Employer, will execute all documents and do all things necessary to give effect to this provision.

         (b) Assignment - Employee hereby assigns (so as to continue beyond the termination of this Agreement for whatever reason) to the Employer as beneficial owner by way of assignment, all of Employee's rights, title and interest, including without limitation all patent, trademark and copyright ownership of Employee, in and to all material written or devised by Employee pertaining to the actual or potential operation or business of the Employer or any affiliated company of Employer, whether resulting from or suggested by any work which Employee shall do pursuant to Employee's employment or otherwise, including that which Employee has already done prior to the date of this Agreement whether or not such items constitute a "work made for hire" as defined in the U.S. Copyright Act of 1976, 17 U.S.C. ss.101, as amended, and all rights of action for damages for infringement thereof.


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         (c)      Appointment of  Attorney-in-Fact - Employee hereby irrevocably appoints the Employer to be Employee's attorney-in-fact to execute on Employee's behalf any documents as described in this Article 6.4 and generally to act on Employee's behalf and in Employee's name for the purpose of giving to the Employer the full benefit of the provisions of this Article 6.4. A certificate in writing signed by any director or the secretary of the Employer that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

7.      OTHER POST-EMPLOYMENT RESTRICTIONS

         7.1 Solicitation of Employer's Customers - Until the expiration of 12 months from the termination of employment with the Employer (for whatever reason other than the breach of the employment agreement by or other default of the Employer), Employee shall not directly or indirectly solicit, canvass or approach any person or entity:

         (a) Who, to Employee's knowledge, was provided with goods or services by the Employer or any of its affiliates at any time during 12 months before such termination;

         (b) For the purpose of offering to that person or entity goods or services similar to those which were provided by Employer.

         7.2 Solicitation of Employer's Employees - After the termination of Employee's employment with the Employer (for whatever reasons other than the breach of the employment agreement by or other default of the Employee), for a period of 12 months from the date of termination, Employee shall not directly or indirectly solicit or entice away or endeavor to entice away from the Employer or any of its affiliates any Director or employee.

         7.3 Representation to Third Parties - After the termination of Employee's employment with the Employer (for whatever reason), Employee shall not represent himself or permit himself to be held out as being in any way connected with or interested in the business of the Employer or any of the affiliates of the Employer, except if and for so long as Employee remains an employee of that affiliate.


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8.      INDEMNITY

         Employee hereby agrees to indemnify and hold harmless Employer from all costs arising from (a) Employee's breach of this Agreement, (b) claims made by third parties that Employee breached an employment or other contract with such third party by entering into this Agreement, or (c) claims that Employee is restricted from accepting employment with Employer, or (d) claims that Employer is by this Agreement interfering with a business or contractual relationship between Employee and any third party.

9.      GENERAL PROVISIONS

         9.1 Notice - Any written notice required under this Agreement shall be deemed received upon personal delivery or three days after mailing by certified mail, with return receipt requested, addressed to the party for which it is intended at the parties' respective addresses.

         9.2 Waiver and Limitations - Employee's failure to give written notice of any claim or controversy within ninety (90) days shall constitute a waiver of the claim or controversy. The statute of limitations for all lawsuits arising hereunder or related hereto or to Employer's employment of Employee, or the termination of Employee's employment, for any and all claims, shall be two years unless a shorter limitation period is otherwise fixed by the Governing Law.

         9.3 Entire Agreement - Understanding - This Agreement supersedes all other agreements or understandings, either oral or written, between the parties with respect to Employer's employment of Employee. Each party has read and understood and voluntarily entered into this Agreement, which reflects the mutual understandings of the parties and shall not be construed more strongly in favor of or against either party. Employee acknowledges that he has had the opportunity to consult with an attorney about this Agreement, including without limitation, the arbitration provision, before signing.

         9.4 Severability - The invalidity or unenforceability of a particular provision of this Agreement shall not affect the enforceability of any other provisions.

         9.5 Amendments - This Agreement may only be amended in writing by an agreement executed by both parties hereto.

         9.6 Waiver - Waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         9.7 Binding Effect - Subject to the prohibition against assignment by Employee herein contained, this Agreement and the terms and conditions herein shall inure to the benefit of and be binding upon the parties hereto their successors, heirs and legal representatives.


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         9.8 Attorney's Fees - If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be awarded reasonable attorney's fees, costs and other expenses necessarily incurred.

         9.9 Injunctive Relief - The covenants by Employee contained in Articles 6 and 7 shall be construed and interpreted as agreements independent of any other provisions of this Agreement. The existence of any claim or cause of action by Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to Employer's enforcement of such covenants. Employee acknowledges and expressly agrees that breach of these covenants would cause immediate and irreparable injury to Employer, the remedies at law for breach of these covenants are inadequate, and that Employer is entitled to injunctive relief to prevent a breach, stop a continuing breach or prevent any further or recurring breach of these covenants, with a minimum bond, and as to a temporary restraining order without notice. The provisions of Articles 6 and 7 shall survive any termination of Employee's employment and/or the termination of this Agreement.

         9.10 Governing Law - THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

         9.11 Arbitration - ALL DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR TO EMPLOYER'S EMPLOYMENT OF EMPLOYEE OR THE TERMINATION OF EMPLOYEE'S EMPLOYMENT SHALL BE SUBMITTED EXCLUSIVELY TO BINDING ARBITRATION IN DALLAS, TEXAS, PURSUANT TO THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION, provided however that Employer shall be entitled to injunctive relief from any court of jurisdiction against Employee's breach of any covenant in Articles 6 and 7, and further provided that this Agreement shall not require arbitration of any claim for workers' compensation benefits (although any claims arising under Texas Labor Code ss.
450.001 shall be subject exclusively to arbitration) or any claim for unemployment compensation. Employee understands that agreeing to arbitration waives the right to a jury trial. Arbitral awards shall be enforceable by any court of competent jurisdiction

         9.12 Counterparts - This Agreement shall be executed in multiple originals, each of which shall be valid as an original.


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         EXECUTED this 15th day of September 2003.

         EMPLOYER

         DIRECT WIRELESS COMMUNICATIONS, INC.

         /s/ Bill G. Williams
         Bill G. Williams, Chairman and CEO

         EMPLOYEE

         BY: /s/ Stephen Barnhill
         Stephen Barnhill


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